                             SHARE PLEDGE AGREEMENT

WHEREAS:

A. The Pledgees have made available to Freedom a USD 27,500,000 million revolving credit facility dated 26 May 1994 and certain term loan facilities aggregating USD 84,500,000.

B. By an amendment to the aftersaid amended and restated revolving credit and term loan agreement dated as of 9 January 1995 (such agreement as from time to time amended, varied, cancelled, restated, supplemented or novated being herein referred to as the "Agreement") Freedom and the Pledgees have extended the facilities to a USD 42,500,000 million revolv-ing credit and a USD 85,500,000 term loan facility to enable Freedom and Hilton to form a German subsidiary to purchase certain assets in Germa-ny.

C. Freedom and Hilton have agreed in return to grant certain security as more detailed herein in respect of their respective obligations under and with respect to the Agreement.

NOW IT IS AGREED as follows:

1. Pledged Share(s)

      (a) The Pledgors are the sole shareholders of Freedom Chemical Diamalt GmbH - before change of name Vilicius Vier Vermogensverwaltung GmbH
            - (the "Company"), a German company with limited liability with business address at Georg-Reismuller-Str. 32, 80999 Munchen, Federal Republic of Germany, which is registered in the Commercial Register of the Local Court of Frankfurt am Main under No. HRB 37781.

      (b) The total stated share capital of the Company amounts to DM 50,000 (in words: fifty thousand), consisting of two shares in the nominal amount of DM 25,000 and DM 500 (the "Freedom Shares") held by Freedom and one share in the nominal amount of DM 24,500 held by Hilton (the "Hilton Share"). By shareholders' resolution of 11 January 1995, notarized before the notary public Dr. Richard Sterzinger, Frankfurt am Main, a resolution was

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            passed to increase the Company's nominal share capital by DM
            1,950,000 to DM 2,000,000 of which one share in the nominal amount of DM 994,500 was subscribed for (fully paid in cash) by Freedom (the "Subscribed Freedom Share") and one share in the nominal amount of DM 955,500 was subscribed for (fully paid in cash) by Hilton (the "Subscribed Hilton Share"). The parties acknowledge that the capital increase has not yet been registered and that it will only become effective with its registration in the Commercial Register.

      (c)   Each of the Freedom Shares and the Hilton Share is fully paid in.

            There is no obligation for Freedom or Hilton to make additional contributions.

2. Secured Obligations

            The pledges and undertakings to pledge hereunder are constituted in order to secure the prompt and complete satisfaction of any and all present and future, actual or contingent obligations and liabilities whatsoever of the Pledgors to the Pledgees, whether for principal, interest, fees, expenses or otherwise under the Agreement, guarantees thereof, and under this Share Pledge Agreement, as amended, varied or supplemented from time to time (together the "Secured Obligations").

3. Pledge

      (a) Freedom hereby pledges to each of the Pledgees for their ratable benefit the Freedom Shares (the "Pledged Share") together with all ancillary rights and claims associated with the Pledged Share (the "Freedom Pledge").

      (b) Hilton hereby pledges to each of the Pledgees for their ratable benefit by way of partial pledge (Teilverpfandung) an amount equal to approximately 15 per cent. of the Hilton Share, i.e. of DM 3,600 (in words: three thousand six hundred Deutschmarks) and an amount equal to approximately 15 per cent. of the Sub-scribed Hilton Share, i.e. of DM 143,300 (in words: one hundred forty three thousand three hundred Deutschmarks) (the "Pledged


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

            Part of the Share"), in each case together with all ancillary rights and claims, associated with the Pledged Part of the Share (the "Hilton Pledge").

      (c) The Pledged Share and the Pledged Part of the Share (together with in each case any future share(s) or parts of future share(s) held or acquired by Freedom or Hilton respectively) are together hereinafter referred to as the "Pledged Shares". The Freedom Pledge and the Hilton Pledge (and in each case the Future Freedom Pledge and the Future Hilton Pledge respectively) are together hereinafter referred to as the "Pledges".

      (d) Each Pledgee hereby accepts the Pledges to it, including the pledg-es under lit. (f) below. The Pledges are in addition, and without prejudice, to any other security any of the Pledgees may now or hereafter hold in respect of the Secured Obligations.

      (e) The Pledges shall rank equally with each other. The Pledges shall rank ahead of any other security interest or third party right now in existence or created in future in or over any of the Pledged Shares. The validity and effect of each of the Pledges shall be independent from the validity and the effect of the other Pledges created hereunder.

      (f) Freedom hereby pledges to each of the Pledgees for their ratable and equally ranking benefit as aforesaid any and all additional shares in the capital of the Company, including the Subscribed Freedom Share, in whatever nominal value which Freedom may acquire in future in the event of an increase in the capital of the Company or otherwise, together with all ancillary rights and claims associated with such future share(s) (the "Future Freedom
            Pledge").

      (g) Hilton hereby undertakes to grant to the Pledgees a partial pledge over any and all additional shares in the capital of the Company in whatever nominal value which Hilton may acquire in future in the event of an increase of the capital of the Company or otherwise, together with all ancillary rights and claims associated with the pledged part of the future share(s) (the "Future Hilton Pledge"). The Future Hilton Pledge shall cover at least an amount equal to


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

            15 per cent. of the nominal value of the future share(s) or such greater percentage permitted or lesser percentage required from time to time which shall not cause the earnings of the Company to be deemed to be distributed to Hilton for purposes of United States Federal Income Taxation (rounded down in each case to the nearest DM
            100).

4. Dividends

      (a) The Pledges, the Future Freedom Pledge and the Future Hilton Pledge that are or are to be constituted pursuant to this Share Pledge Agreement include the present and future rights to receive

            --     dividends payable on the Pledged Shares, if any; and

            -- liquidation proceeds, consideration for redemption (Einziehungsentgelt), repaid capital in case of a capital de-crease, any compensation in case of termination (Kundigung) and/or withdrawal (Austritt) of a shareholder of the Company, the surplus in case of surrender (Preisgabe) and all other pecuniary claims associated with the Pledged Shares as well as any other substitute received by the pledgors in lieu of the Pledged Shares.

      (b) Notwithstanding that the dividends are pledged hereunder to the extent mentioned under Clause 4(a), the Pledgors shall be entitled to receive and retain all dividend payments in respect of their Pledged Shares until such time as the Pledgees are entitled to enforce the Pledges constituted hereunder.


5. Exercise of Voting Rights

      (a) The voting rights resulting from the Pledged Shares shall remain with the Pledgors. Each Pledgor shall, however, at all times until the full satisfaction of au Secured Obligations, be required in exercising its voting rights to act in good faith to ensure that the Pledgees are not in any way adversely affected. Each Pledgor undertakes to exercise its voting rights from time to time in such a way that, without the prior consent of the Pledgee, which consent may not unreasonably be withheld, no resolutions are passed which


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

            adversely affect the value of the Pledged Shares, in particular but not limited to, resolutions with respect to the reduction of the Company's share capital, its liquidation, dissolution or the termination of its existence or its business.

      (b) No Pledgor shall take, or participate in, any action which results or might result in the Pledgors' loss of ownership of the Pledged Shares, and any other transaction which would have. the same result as a sale, transfer, encumbrance or other disposal of the Pledged Shares or any ancillary rights and claims associated with the Pledged Shares or which would for any other reason be inconsistent with the security interest of the Pledgees or the security purpose (as described in Clause 2 hereof without the prior written consent of the Pledgee, which consent may not unreasonably be withheld.

      (c) Each Pledgor shall inform the Pledgees without undue delay of all other actions concerning the Company which might materially affect the security interest of the Pledgees.

6. Enforcement of Pledges

      (a) If the requirements set forth inss. 1294 et. seq. of the German Civil Code (Burgerliches Gesetzbuch) with regard to the enforcement of the Pledges are met (Pfandreife), in particular, if the Pledgors or either of them have failed to pay any sum due and payable under the Secured Obligations and the Secured Obligations have become due and payable, and the Pledgee has given written notice tot he relevant Pledgor that the Pledgees will enforce their rights under the Pledges, then in order to enforce the Pledges, the Pledgees may at any time hereafter avail themselves of all rights and remedies that a pledgee has upon default of a pledgor under the laws of the Federal Republic of Germany. The Pledgees shall be entitled to have the Pledged Shares sold at public auction without a prior court ruling to the extent they are pledged. The Pledgors hereby ex-pressly agree that five (5) days prior written notice to the Pledgors of the place and time of any such public auction shall be sufficient. The public auction may take place at any place in the Federal Republic of Germany.

      (b) In case the Pledgees should seek to enforce the Pledges pursuant to, and in accordance with Clause 6(a) above, the Pledgors shall, at their own expense, render forthwith all necessary assistance in order to facilitate the prompt sale of the Pledged Shares and/or the exercise by the Pledgees of any other right they may have as pledgee.

      (c) In case of enforcement of the Pledges, no rights of the Pledgees shall pass to the Pledgors by subrogation or otherwise unless and until all of the Secured Obligations have been satisfied and discharged in full. Until then, the Pledgees shall be entitled to treat all enforcement proceeds as additional collateral for the Secured Obligations, notwithstanding their right to seek satisfaction from such proceeds at any time.

      (d) Provided that the requirements for enforcement referred to under Clause 6 (a) above are met, all subsequent dividend payments in relation to the Pledged Shares, if any, which will be made to the Pledgors and, as the case may be, all payments based on similar ancillary rights attributed to the Pledged Shares may be applied by the Pledgees in satisfaction in whole or in part of the Secured Obligations; notwithstanding the Pledgees' right to treat such payments as additional collateral.

      (e)   Even if the requirements for enforcement referred to under Clause 6
            (a) above are met, the Pledgees shall not, whether as proxy or otherwise, be entitled to exercise the voting right attached to the Pledged Shares. However, the Pledgors shall, upon occurrence of an event which allows the Pledgees to enforce the Pledges, inform the Pledgees or, as the case may be, their proxy or any other person designated by the Pledgees, of any ordinary and extraordinary meeting of the shareholders of the Company; the Pledgors shall allow the Pledgees or, as the case may be, their proxy or any other person designated by the Pledgees to participate in all shareholders' meetings of the Company, but in no event shall the provisions contained in Clause 5 hereof be affected or overruled by this Clause. Save for the provision contained in Clause 9 (a) hereof, the Pledgees' right to attend the shareholders' meeting shall lapse immediately upon complete satisfaction and discharge of the Secured Obligations.


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

      (f) The proceeds from the enforcement of the Pledges shall be applied in the following order:

                  (i) expenses incurred by the enforcement of the Pledges and/or in the realization of other securities provided in respect of the Secured Obligations (including, but not limited to, taxes, legal fees and other costs);

                  (ii) payment of any sums due as part or in respect of the Secured Obligations as interest, late or penalty interest, commission, fees and ancillary expenses;

                  (iii) repayment of any sums due as part or in respect of the
                        Secured Obligations as principal; and

                  (iv) payment of any other sums due under the Agreement, any guarantees thereof or hereunder.

The balance of such proceeds attributable to each of the Pledged Shares, if any, will be paid to the relevant Pledgor unless the Pledgees are required by law to pay such balance to a third party.

      (g) The Pledgees may, in their sole discretion, determine which of several securities they may hold, if applicable, shall be used to satisfy the Secured Obligations.

7. Undertakings of the Pledgors

      During the term of this Share Pledge Agreement, the Pledgors undertake to the Pledgees:

            (i) not to create or agree or attempt to create any other security interest or third party right in or over the Pledged Shares;

            (ii) to effect promptly any payments to be made in respect of the Pledged Shares;

            (iii) to notify the Pledgees promptly of any change in the shareholding in or in the capital of the Company;


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

            (iv) to increase the capital of the Company only with the prior written consent of the Pledgee which consent shall not unreasonably be withheld; and

            (v) in the event of any increase of the capital of the Company, not to allow, without the prior written consent of the Pledgee, which consent shall not unreasonably be withheld, any other party to subscribe to any future share(s), and not, by modification of the Articles of Association of the Company or otherwise, to defeat or impair the rights of the Pledgees created hereunder.

8. Representations and Warranties

      Each of the Pledgors represents and warrants to the Pledgees that:


      (a) at the date hereof the Company is validly existing and neither overindebted nor insolvent nor subject to any composition or bankruptcy proceedings;

      (b) the Freedom Shares and the Hilton Share are the only shares in the Company in existence at the date hereof;

      (c) all necessary corporate action has been taken and all necessary consents for the execution and performance of this Share Pledge Agreement have been obtained; and

      (d) it is the legal and beneficial owner, free from encumbrances of the Freedom Shares or the Hilton Share (as the case may be), and that it will in future be the legal and beneficial owner, free from encumbrances, of the Freedom Shares or the Hilton Share (as the case may be).

9. Duration and Independence

      (a) This Share Pledge Agreement shall remain in full force and effect until complete satisfaction of the Secured Obligations. The Pledges shall not cause to exist, if the Pledgors or any of them have only temporarily discharged the Secured Obligations.


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

      (b) This Share Pledge Agreement shall create a continuing security and no change or amendment whatsoever in the Agreement or in any document or agreement related to the Agreement shall affect the validity or the scope of this Share Pledge Agreement nor the obligations which are imposed on the Pledgors pursuant to it. The Pledges continue irrespective of any transfer of ownership in the Pledged Shares or of the change of legal form of the Company.

      (c) This Share Pledge Agreement is independent from any other security or guarantee which may have been given to the Pledgees with respect to any obligation of the Pledgors. None of such other securities shall prejudice, or shall be prejudiced by, or shall be merged in any way with, this Share Pledge Agreement.

10. Costs and Expenses

      All costs, charges, fees and expenses triggered by this Share Pledge Agreement or incurred in connection with its preparation, execution and enforcement (including the fees of legal advisers and notarial fees) shall be borne by the Pledgors. The Acting Notary advises the Deponents that his notarial fees are owed by all Parties as joint debtors.

11. Partial Invalidity

      If any provision of this Share Pledge Agreement should be or become invalid or unenforceable, this shall not affect the validity of the remaining provisions hereof The invalid or unenforceable provision shall be replaced by that provision which best meets the intent of the replaced provision.

12. Amendments

      Changes and amendments of this Share Pledge Agreement including this Clause must be made in writing unless notarial form is required. The waiving of this requirement must also be made in writing, unless mandatory law requires notarization.

13. Notices and their Language

      (a) Any notice or other communication under or in connection with this Share Pledge Agreement shall be in writing and shall be


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

            delivered personally, or sent by post, telex (with answerback received), or facsimile transmission (to be confirmed in writing) to the following addresses:

            to Freedom:  Freedom Chemical Company
                         Mellon Center, Suite 3905
                         1735 Market Street
                         Philadelphia, Pennsylvania 19103
                         USA

                         Attn.:  Harold A. Sorgenti
                         fax:   215 979 3733

            to Hilton:   c/o Freedom as above

            to Pledgees: Citicorp USA, Inc.
                         399 Park Avenue
                         6th Floor, Zone 4
                         New York, New York 10043
                         USA

                         Attn.: Townsend U. Weekes, Jr.
                         fax:  212 - 758 - 6278

            or to such other address as the recipient may have notified to the other parties in writing before receiving such notice or other communication.

      (b) Any notices or other communications under or in connection with this Share Pledge Agreement to any party hereto shall be deemed to have been given when delivered by hand, when sent by telex or facsimile transmission, two (2) days after being delivered to any overnight delivery service freight pre-paid or five (5) days after deposit in the mail, postage prepaid, and addressed to such party at the address given under Clause 13 (a) of this Share Pledge Agree-ment or at any other address specified in writing.

      (c) Save for the notice pursuant to ss. 16 of the German Limited Liability Companies Act (GmbHG) any notice or other communication under or in connection with this Share Pledge Agreement shall be


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

            in the English language or, if in any other language, accompanied by a translation into English. In the event of any conflict between the English text and the text in any other language, the English text shall prevail.

14. Applicable Law; Jurisdiction; Service of Process

      (a) This Share Pledge Agreement shall be governed by and construed in accordance with the laws of the Federal Republic of Germany.

      (b) The place of jurisdiction for all parties shall be Frankfurt am Main. The Pledgees, however, shall also be entitled to take legal action against either of the Pledgors before any other court of law having jurisdiction over such Pledgor or any of its assets. The Acting Notary advised the Deponents about the consequences of this clause.

      (c) For any service of process in any court in the Federal Republic of Germany the Pledgors hereby appoint:

                      Mr. Oliver Felsenstein, Rechtsanwalt,
                      c/o Boesebeck, Barz & Partner,
                      Darmstadter Landstrasse 125,
                      60598 Frankfurt am Main,
                      Federal Republic of Germany

as agent for the receipt of service of process and acknowledges its obligation to retain this process agent for the whole duration of this Share Pledge Agreement, unless otherwise agreed with the Pledgees.

      (d) The Pledgors and the Pledgees hereby instruct and authorize the undersigned Notary Public to notify the Company of the pledge of the Pledged Shares pursuant to, and in accordance with, ss.16 GmbHG by means of forwarding a certified copy of this Share Pledge Agreement to the Company, Georg-Reismullerstrasse 32, 80999 Munchen,
            Federal Republic of Germany, by registered mail (return receipt requested).


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
                                 Annex I

Lenders
-------

Citicorp USA, Inc.
The Bank- of New York
Caisse Nationale De Credit Agricole
Bank of America Illinois
Crescent/Mach I Partners, L.P.
Eaton Vance Prime Rate Reserves
The First National Bank of Boston
Heller Financial, Inc.
The Long-Term Credit Bank of Japan, Limited, New York Branch Merrill Lynch Senior Floating Rate Fund, Inc.
Mitsui Leasing (USA) Inc.
United States National Bank of Oregon
Van Kampen Merritt Prime Rate Income  Trust

Issuing Banks
-------------

Citibank, N.A.


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